CONSENT OF INDEPENDENT AUDITORS





     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 5, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-34845 and 811-6014) of Dreyfus Connecticut Municipal Money Market Fund, Inc.






                                        ERNST & YOUNG LLP



New York, New York
January 23, 2004